SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                                  FORM 8-A



                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                               Excel Industries, Inc.
           Exact name of registrant as specified in its charter)



     Indiana                             35-1551685
(State of incorporation)      (I.R.S. Employer Identification No.)

1120 North Main Street
P.O. Box 3118
Elkhart, Indiana                             46515-3118
(Address of principal executive offices)     (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered

Common Shares, without par value    New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:


                                        None
                                  (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

       The information set forth under the caption "Description of Capital Shares" in the Registrant's Registration Statement on Form S-3 (Reg. No. 33-52315) filed with the Securities and Exchange
Commission on February 18, 1994 is incorporated herein by reference.

Item 2.      Exhibits

       All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

                                      SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       EXCEL INDUSTRIES, INC.

Date:      Novmeber 2    , 1995


                                       By:   /s/ Joseph A. Robinson

                                      Joseph A. Robinson,
                                      Secretary, Treasurer
                                      and Chief Financial Officer